Exhibit 99.1

"Regular" Distribution Period:
May 15, 2004 to January 15, 2005	Yamaha Motor Master Trust	Annual Collection Period :
"Actual" Distribution Period:	Aggregate Servicer's Report	April 1, 2004 to December 31, 2004
May 17, 2004 to January 15, 2005

(i)Aggregate Pool Balance

Aggregate Pool Balance as of the beginning of the nine Preceding Collection Periods	856,743,984.55
Collections other than finance charges, cash Adjustment Payments	2,067,586,481.75
Other Reductions to Pool Balance	6,363,353.23
Additional Receivables	2,016,793,453.83
Aggregate Pool Balance as of the end of the nine Preceding Collection Periods	799,587,603.40

(ii)Aggregate Trust Collections

Collections other than finance charges, cash Adjustment Payments .	2,067,586,481.75
Yield Collections	104,557,119.56
Principal Collections...	1,963,029,362.19

(iii)Total Amount Distributed to Investors
	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Class A amount distributed to Investors	67,124,166.66	2,489,748.13	2,943,722.39	72,557,637.18
Class B amount distributed to Investors	14,092,677.03	215,492.51	523,819.22	14,831,988.76
Class C amount distributed to Investors	19,964,750.63	305,281.04	0.00	20,270,031.67

(iv)Total Principal Distributed to Investors
	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Class A amount distributed to Investors	66,666,666.66	0.00	0.00	66,666,666.66
Class B amount distributed to Investors	14,035,000.00	0.00	0.00	14,035,000.00
Class C amount distributed to Investors	19,883,041.00	0.00	0.00	19,883,041.00
Class A amount funded by Investors	0.00	0.00	(74,500,000.00)	(74,500,000.00)
Class B amount funded by Investors	0.00	0.00	(9,680,790.96)	(9,680,790.96)
Class C amount funded by Investors	0.00	0.00	0.00	0.00
Total Principal Distributed to / (Funded by) Investors.	100,584,707.66	0.00	(84,180,790.96)	16,403,916.70

(v)Total Interest Distributed to Investors
	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Class A amount distributed to Investors	457,500.00	2,489,748.13	2,943,722.39	5,890,970.52
Class B amount distributed to Investors	57,677.03	215,492.51	523,819.22	796,988.76
Class C amount distributed to Investors	81,709.63	305,281.04	0.00	386,990.67
Total Interest Distributed to Investors.	596,886.66	3,010,521.68	3,467,541.61	7,074,949.95

(vi)Investor Default Amount Allocated during the period 4/1/04 through 12/31/04
	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Aggregate Monthly Defaulted Receivables	890.85	60,910.39	86,031.62	147,832.86
Aggregate Monthly Recoveries	(767.72)	(31,407.89)	(44,360.78)	(76,536.39)

Aggregate Defaulted Receivables net of Recoveries	123.13	29,502.50	41,670.84	71,296.47

(vii)Aggregate Monthly Servicing Fee Paid during the period 4/1/04 through 12/31/04
	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Aggregate Monthly Servicing Fee Due	836,256.87	2,999,999.97	4,096,986.79	7,933,243.63

(viii)Invested Amount as of 4/1/04
	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Class A Invested Amount	200,000,000.00	171,000,000.00	175,500,000.00	546,500,000.00
Class B Invested Amount	14,035,000.00	12,000,000.00	22,805,084.75	48,840,084.75
Class C Invested Amount	19,883,041.00	17,000,000.00	—	36,883,041.00
Aggregate Invested Amount	233,918,041.00	200,000,000.00	198,305,084.75	632,223,125.75

Class A Principal Funding Account or Capitalized Interest Account (series 1998-A)	133,333,333.33	0.00	1,166,667.00	134,500,000.33

Adjusted Invested Amount	100,584,707.67	200,000,000.00	197,138,417.75	497,723,125.42

(ix)Invested Amount as of 12/31/04
	Series 1999-1	Series 2000-1	Series 1998-1	Aggregate

Class A Invested Amount	0.00	171,000,000.00	250,000,000.00	421,000,000.00
Class B Invested Amount	0.00	12,000,000.00	32,485,875.71	44,485,875.71
Class C Invested Amount	0.00	17,000,000.00	—	17,000,000.00
Aggregate Invested Amount	0.00	200,000,000.00	282,485,875.71	482,485,875.71

Class A Principal Funding Account or Capitalized Interest Account (series 1998-A)	0.00	0.00	1,666,666.67	1,666,666.67

Adjusted Invested Amount	0.00	200,000,000.00	280,819,209.04	480,819,209.04
Note that the Series 1999-1, Class A, B and C were paid off in full on June 15, 2004, July 15, 2004 and July 15, 2004, respectively.

(x)Series Factor as of 4/1/04
	Series 1999-1	Series 2000-1	Series 1998-1

Class A Pool Factor.	1.000000	1.000000	—
Class B Pool Factor.	1.000000	1.000000	—
Class C Pool Factor	1.000000	1.000000	—

Series Factor as of 12/31/04
	Series 1999-1	Series 2000-1	Series 1998-1

Class A Pool Factor.	—	1.000000	—
Class B Pool Factor.	—	1.000000	—
Class C Pool Factor	—	1.000000	—

(xi)Yield Factor applicable with Respect to Collection Periods
During the period April 1, 2004 to June 30, 2004	1.75%
During the period July 1, 2004 to December 31, 2004	1.50%

(xii)Aggregate Collections of Receivables Comprised of Interest, Fees and
Service Charges collected from Dealers	22,877,408.95

(xiii)Early Amortization Event ?

Series 2000-1	NO

(xiv)Dealers with Receivables exceeding 1% of the Pool Balance as of
12/31/04	0.00

NAME:	/S/ Takuya Watanabe

TITLE:	Senior Vice President & Secretary/Treasurer